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                                                                    [BISYS LOGO]

BISYS FUND SERVICES LIMITED PARTNERSHIP, DISTRIBUTOR
3435 STELZER ROAD
COLUMBUS, OHIO 43219-3035


SHAREHOLDER SERVICES AGREEMENT

Ladies and Gentlemen:

As the principal underwriter of the shares ("Shares") of each investment company portfolio (individually a "Fund"; collectively, the "Funds")of USAllianz Funds, a Delaware business trust(the "Trust"), BISYS Fund Services Limited Partnership ("BISYS") hereby agrees that you, the undersigned broker-dealer, shall provide the distribution assistance and shareholder services that are more fully described below.

1. We represent and warrant to you that the shareholder services described herein have been authorized pursuant to a Distribution Plan and Multiple Class Plan (collectively the "Plans") adopted by the shareholders ("Shareholders") of each Fund. The Distribution Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). It is intended that you shall provide such shareholder services to your customers ("Customers") who may, from time to time, beneficially own a Fund's Shares.

2. You represent and warrant to us that (i) you are and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) you are and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. You agree to comply with all applicable laws, including federal and state securities laws, the Rules and Regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD. We have furnished you with a list of the states or other jurisdictions in which Shares of the Funds have been registered for sale under, or are otherwise qualified for sale pursuant to, the respective securities laws of such states and jurisdictions. You agree that you will not offer a Fund's Shares to persons in any jurisdiction in which such Shares are not registered or otherwise qualified for sale. You further agree that you will maintain all records required by applicable law or otherwise reasonably requested by us relating to Fund transactions that you have executed.

3. You agree to provide various types of distribution assistance and Shareholder support services with respect to a Fund's Shares. Such distribution assistance and Shareholder support services may include those items that are enumerated in Schedule A attached hereto and such other similar services that we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

4. For all purposes of this Agreement, you shall be deemed to be an independent contractor, and shall have no authority to act as agent for us or for the Trust in any matter or in any respect. No person is authorized to make any representations concerning us, the Trust, or a Fund's Shares except those representations contained in the Fund's then-current Prospectus and the Trust's Statement of Additional Information and in such printed information as we or the Trust may subsequently prepare. You are specifically authorized to distribute to Customers a Fund's Prospectus (including any supplements to such Prospectus), the Trust's Statement of Additional Information and sales material received from us. No person is authorized to distribute any other sales material relating to the Trust without our prior written approval. You further agree to deliver to Customers, upon our request, copies of amended Prospectuses and Statements of Additional Information.
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5.       You and your employees will, upon request, be available during normal business hours to consult with us concerning the performance of your responsibilities under this Agreement. You will provide to us and the Trust's Board of Trustees a written report of all expenditures under this Agreement, including a discussion of the purposes for which such expenditures were made. In addition, you will furnish to us or to the Trust such information as we or the Trust may reasonably request (including, without limitation, periodic certifications confirming the rendering of distribution assistance and support services with respect to Shares described herein), and will otherwise cooperate with us and the Trust in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by us under this Agreement, as well as any other reports or filings that may be required by law.

6. The minimum dollar purchase of a Fund's Shares (including Shares being acquired by Customers pursuant to the exchange privileges described in the Fund's Prospectus) shall be the applicable minimum amount set forth in the Prospectus of such Fund, and no order for less than such amount shall be accepted by you. The procedures relating to the handling of orders shall be subject to instructions which we shall forward to you from time to time. All orders for a Fund's Shares are subject to acceptance or rejection by the Trust in its sole discretion, and the Trust may, in its discretion and without notice, suspend or withdraw the sale of a Fund's Shares, including the sale of such Shares to you for the account of any Customer or Customers. You acknowledge that it is your responsibility to date and time stamp all orders received by you and to transmit such orders promptly to us. You further acknowledge that any failure to promptly transmit such orders to us that causes a purchaser of Shares to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be your sole responsibility. We reserve the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current offering price determined by or for the applicable Fund.

7. For the services provided under this Agreement, you shall receive a fee calculated at the applicable annual rate set forth on Schedule B hereto with respect to the average daily net asset value of each Fund's Shares which are owned of record by you as nominee for Customers or which are owned by Customers whose records, as maintained by such Fund or its agent, designate you as the Customer's dealer of record, which fee will be computed daily and paid monthly. The fee will not be paid with respect to (i) Shares of a Fund sold by you and redeemed or repurchased by the Trust or by us within seven business days of receipt of confirmation of such sale, or (ii) a Customer if the amount of such fee on an annual basis with respect to such Customer shall be less than $1.00. The fee rate stated on Schedule B hereto may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Such fee shall be subject to the limitations on the payment of asset-based sales charges that are set forth in Rule 2830 of the NASD Conduct Rules.

8. Neither of us shall be liable to the other except for (a) acts or failures to act which constitute a lack of good faith or negligence and
         (b) obligations expressly assumed under this Agreement. In addition, you agree to indemnify us and hold us harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with your organization which are performed in connection with the discharge of your responsibilities under this Agreement. If such claims are asserted, you shall have the right to manage your own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be borne by you.

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9.       This Agreement will automatically terminate in the event of its assignment. This Agreement may be terminated by either of us, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the Disinterested Trustees of a Fund or by a vote of a majority of the outstanding voting securities of a Fund on ten days' written notice.

10. All communications to us shall be sent to the address set forth on page 1 hereof or at such other address as we may designate in writing. Any notice to you shall be duly given if mailed or telecopied to you at the address set forth below or at such other address as you may provide in writing.

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11.      You represent and warrant that all requisite corporate proceedings have been undertaken to authorize you to enter into this Agreement and to perform the services contemplated herein. You further represent and warrant that the individual that has signed this Agreement below is a duly elected officer that has been empowered to act for and on behalf of your organization with respect to the execution of this Agreement.

12. This Agreement supersedes any other agreement between us with respect to the offer and sale of Shares and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision thereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

If the foregoing corresponds with your understanding of our agreement, please sign this document and the accompanying copies thereof in the appropriate space below and return the same to us, whereupon this Agreement shall be binding upon each of us, effective as of the date of execution.


BISYS FUND SERVICES LIMITED PARTNERSHIP        The foregoing Agreement is hereby
BY:  BISYS FUND SERVICES, INC., GENERAL        accepted:
     PARTNER

                                               ---------------------------------
                                               Company Name


By                                             By
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   Name                      Date                 Name                   Date

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   Title                                          Title

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                                   Dated: As of ___________


                                   Schedule A
                                     to the
                         Shareholder Services Agreement


                              Shareholder Services
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In accordance with Section 3 of the Shareholder Services Agreement, you agree to provide various types of distribution assistance and shareholder support services that we may reasonably request with respect to Fund Shares that are beneficially owned by your Customers. Such distribution assistance and shareholder support services may include the following.


Distribution Assistance
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Any activity which is principally intended to result in the marketing or sale of
Shares. Additionally, activities related to the distribution of Shares and provision of service to Fund Shareholders, including (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising; (ii) costs of printing prospectuses and other materials to be given or sent to Customers; and (iii) such other similar services as the Trustees of the Trust determine to be reasonably calculated to result in the sale of Shares.


Shareholder Support Services
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Personal service and/or maintenance of Shareholder accounts, which may include among other things: providing necessary personnel and facilities to establish and maintain certain Shareholder accounts and records; assisting in processing purchase and redemption transactions; arranging for the wiring of funds; transmitting and receiving funds in connection with Customer orders to purchase or redeem Shares; verifying and guaranteeing Customer signatures in connection with redemption orders, transfers among and changes in Customer designating accounts; providing periodic statements showing a Customer's account balance and, to the extent practicable, integrating such information with other Customer transactions; furnishing periodic and annual statements and confirmations of all purchase and redemptions of Shares in a Customer's account; transmitting proxy statements, annual reports, and updating prospectuses and other communications from the Funds to Customers; and providing such other services as the Funds or a Customer reasonably may request, to the extent permitted by applicable statute, rule or regulation.

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                                   Dated: As of ___________


                                   Schedule B
                                     to the
                         Shareholder Services Agreement


                                  Compensation
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Annual rate of up to 25 one-hundredths of one percent (.25%) of the average daily net asset value of each Fund's Class A Shares held of record by you from time to time on behalf of Customers.*

Annual rate of up to 75 one-hundredths of one percent (.75%) 12b-1 fees, and up to 25 one-hundredths of one percent (.25%) Shareholder Servicing fees of the average daily net asset value of each Fund's Class B Shares held of record by you from time to time on behalf of Customers.*

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*        All fees are computed daily and paid monthly.

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